Loan  No.  07-0004017

August  26,  2002
Emeritus  Properties  XIV,  LLC
3131  Elliott  Avenue,  Suite  500
Seattle,  Washington  98121

Re:     $8,300,000  ("LOAN")  from Heller Healthcare Finance, Inc. ("LENDER") to
Emeritus  Properties  XIV,  LLC  limited  liability  company  ("BORROWER")

Dear  Madam  or  Sir:
     We write in connection with that certain Loan Agreement, dated as of even date herewith, by and between Lender and Borrower (the "LOAN AGREEMENT"), pursuant to which Lender has agreed to make the Loan to Borrower. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Loan Agreement.
Lender and Guarantor have entered into or currently intend to enter into negotiations for Lender to make a loan (the "DEUTSCHE BANK REFINANCE LOAN") to Guarantor or its affiliate (the "REFINANCE BORROWER"), which loan will be used, among other things, to refinance existing debt of Guarantor (or its affiliates) owed to Deutsche Bank.
In the event that (a) Lender does not issue a loan application in an amount acceptable to Refinance Borrower for the Deutsche Bank Refinance Loan or (b) Refinance Borrower has signed and Lender has accepted a loan application for the Deutsche Bank Refinance Loan in an amount acceptable to the Refinance Borrower, and Lender fails to obtain credit committee approval for the Deutsche Bank Refinance Loan for any reason, then Lender hereby agrees that it shall allow Borrower to repay, in full but not in part, the Loan prior to the first anniversary of the Closing Date, notwithstanding the prohibition of such prepayment contained in Section 1.7 of the Loan Agreement (the "FIRST YEAR REPAYMENT"). If Borrower makes the First Year Repayment as provided herein, Lender hereby agrees to waive the Exit Fee due pursuant to Section 1.8 of the Loan Agreement in connection with such prepayment and to refund to Borrower, at the time of the First Year Repayment, a portion of the Loan commitment paid to Lender in the amount of Forty-One Thousand Five Hundred Dollars ($41,500).

Nothing contained herein shall be construed as a commitment to make the Deutsche Bank Refinance Loan, or to enter into or continue negotiations to make the Deutsche Bank Refinance Loan.


Very  truly  yours,

GENERAL ELECTRIC CAPITAL CORPORATION, a
Delaware corporation

 By: /s/  Jefferey  M.  Muchmore
     ----------------------------
 Name:    Jefferey  M.  Muchmore
 Its:     VP